Exhibit 99.1

January 21, 2025

Simmons First National Corporation Reports Fourth Quarter 2024 Results

George Makris, Jr., Simmons’ Chairman and Chief Executive Officer, commented on the quarterly results:

Simmons’ fourth quarter results were encouraging as we head into 2025. Profitability trends improved and should be a good foundation from which to build. While we are cautiously optimistic as we enter the new year, we are also watching several factors that could impact us in 2025: a new administration and how its policies affect domestic growth; inflation and employment levels; the trajectory of short-term interest rates; regulatory changes and their effect on our operating costs and growth; insurance availability and costs for both commercial enterprises and consumers; and population migration’s effects on housing trends geographically.

I also want to recognize and thank the following leaders who retired from Simmons at the end of 2024: Bob Fehlman, Steve Massanelli, Steve Wade, Johnny McCaleb, and Pat Neely. These leaders have played a significant role in the growth of Simmons, and they will be missed. At the same time, I am excited about the next generation of leadership and the opportunities we see ahead.

FINANCIAL HIGHLIGHTS	4Q24	3Q24	4Q23	4Q24 Highlights
BALANCE SHEET (in millions)

Comparisons reflect 4Q24 vs 3Q24, except as otherwise noted

•  Net income of $48.3 million and diluted EPS of $0.38

•  Adjusted earnings[1] of $49.6 million and adjusted diluted EPS[1] of $0.39

•  Total revenue of $208.5 million and PPNR[1] of $67.4 million

•  Adjusted total revenue[1] of $208.5 million and adjusted PPNR[1] of $69.2 million

•  Net interest margin of 2.87%, up 13 bps

•  Cost of deposits of 2.60%, down 19 bps

•  Provision for credit losses on loans exceeded net charge-offs in the quarter by $1.8 million

•  NCO ratio of 27 bps in 4Q24; 6 bps of NCO ratio associated with run-off portfolio

•  ACL ratio ended the quarter at 1.38%, up 3 bps

•  EA ratio of 13.13%; TCE ratio[1] up 14 bps to 8.29%

•  Book value per share up 3% and tangible book value per share[1] up 6% year-over-year

Total loans	$17,006	$17,336	$16,846
Total investment securities	6,166	6,350	6,878
Total deposits	21,886	21,935	22,245
Total assets	26,876	27,269	27,346
Total shareholders’ equity	3,529	3,529	3,426

PERFORMANCE MEASURES (in millions)
Total revenue	$208.5	$174.8	$177.6
Adjusted total revenue[1]	208.5	203.2	197.8
Pre-provision net revenue[1] (PPNR)	67.4	37.6	29.5
Adjusted pre-provision net revenue[1]	69.2	66.4	65.1
Provision for credit losses	13.3	12.1	10.0

PER SHARE DATA
Diluted earnings	$0.38	$0.20	$0.19
Adjusted diluted earnings[1]	0.39	0.37	0.40
Book value	28.08	28.11	27.37
Tangible book value[1]	16.80	16.78	15.92

ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.27%	0.22%	0.11%
Nonperforming loan ratio	0.65	0.59	0.50
Nonperforming assets to total assets	0.45	0.38	0.33
Allowance for credit losses to loans (ACL)	1.38	1.35	1.34
Nonperforming loan coverage ratio	212	229	267

CAPITAL RATIOS
Equity to assets (EA ratio)	13.13%	12.94%	12.53%
Tangible common equity (TCE) ratio[1]	8.29	8.15	7.69
Common equity tier 1 (CET1) ratio	12.38	12.06	12.11
Total risk-based capital ratio	14.61	14.25	14.39

OTHER DATA
Net interest margin (FTE)	2.87%	2.74%	2.68%
Loan yield (FTE)	6.32	6.44	6.20
Cost of deposits	2.60	2.79	2.58
Loan to deposit ratio	77.70	79.03	75.73
Borrowed funds to total liabilities	4.92	6.16	5.88

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $48.3 million for the fourth quarter of 2024, compared to $24.7 million in the third quarter of 2024 and $23.9 million in the fourth quarter of 2023. Diluted earnings per share were $0.38 for the fourth quarter of 2024, compared to $0.20 in the third quarter of 2024 and $0.19 in the fourth quarter of 2023. Adjusted earnings1 for the fourth quarter of 2024 were $49.6 million, compared to $46.0 million in the third quarter of 2024 and $50.2 million in the fourth quarter of 2023. Adjusted diluted earnings per share1 for the fourth quarter of 2024 were $0.39, compared to $0.37 in the third quarter of 2024 and $0.40 in the fourth quarter of 2023.

The table below summarizes the impact of certain items, consisting primarily of branch right sizing, early retirement, loss on sale of available-for-sale (AFS) investment securities and FDIC special assessments. They are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted EPS

$ in millions, except per share data	4Q24	3Q24	4Q23
Net income	$48.3	$24.7	$23.9

Branch right sizing, net	1.6	0.4	3.9
Early retirement program	0.2	—	1.0
Loss on sale of AFS investment securities	—	28.4	20.2
FDIC special assessment	—	—	10.5

Total pre-tax impact	1.8	28.8	35.6
Tax effect[2]	(0.5)	(7.5)	(9.3)

Total impact on earnings	1.3	21.3	26.3

Adjusted earnings[1]	$49.6	$46.0	$50.2

Diluted EPS	$0.38	$0.20	$0.19

Branch right sizing, net	0.01	—	0.03
Early retirement program	—	—	0.01
Loss on sale of AFS investment securities	—	0.23	0.16
FDIC special assessment	—	—	0.08

Total pre-tax impact	0.01	0.23	0.28
Tax effect[2]	—	(0.6)	(0.07)

Total impact on earnings	0.01	0.17	0.21

Adjusted Diluted EPS[1]	$0.39	$0.37	$0.40

Net Interest Income

Net interest income for the fourth quarter of 2024 totaled $164.9 million, compared to $157.7 million in the third quarter of 2024 and $155.6 million in the fourth quarter of 2023. Interest income totaled $326.0 million for the fourth quarter of 2024, compared to $334.3 million in the third quarter of 2024 and $323.5 million in the fourth quarter of 2023. The decrease in interest income on a linked quarter basis was primarily driven by a decline in the level of interest rates resulting from interest rate cuts at the end of the third quarter and during the fourth quarter of 2024. Interest expense totaled $161.0 million for the fourth quarter of 2024, compared to $176.6 million in the third quarter of 2024 and $167.9 million in the fourth quarter of 2023. The decrease in interest expense was driven by lower interest rates, coupled with management’s ability to proactively manage deposit costs and reduced use of wholesale funding sources. Included in net interest income is accretion recognized on loans, which totaled $1.9 million in the fourth quarter of 2024, $1.5 million in the third quarter of 2024 and $1.8 million in the fourth quarter of 2023.

The yield on loans on a fully taxable equivalent (FTE) basis for the fourth quarter of 2024 was 6.32 percent, down 12 basis points from 6.44 percent for the third quarter of 2024 and up 12 basis points from 6.20 percent in the fourth quarter of 2023. Cost of deposits for the fourth quarter of 2024 was 2.60 percent, down 19 basis points from 2.79 percent for the third quarter of 2024 and up 2 basis points from 2.58 percent in the fourth quarter of 2023. The net interest margin on an FTE basis for the fourth quarter of 2024 was 2.87 percent, up 13 basis points from 2.74 percent for the third quarter of 2024 and up 19 basis points from 2.68 percent in the fourth quarter of 2023. The increase in net interest margin on a linked quarter basis was primarily due to lower deposits costs, as well as the reduced use of and rate paid on other borrowings.

Select Yield/Rates

	4Q24	3Q24	2Q24	1Q24	4Q23
Loan yield (FTE)[2]	6.32%	6.44%	6.39%	6.24%	6.20%
Investment securities yield (FTE)[2]	3.54	3.63	3.68	3.76	3.67
Cost of interest bearing deposits	3.28	3.52	3.53	3.48	3.31
Cost of deposits	2.60	2.79	2.79	2.75	2.58
Cost of borrowed funds	5.32	5.79	5.84	5.85	5.79
Net interest spread (FTE)[2]	2.15	1.95	1.92	1.89	1.93
Net interest margin (FTE)[2]	2.87	2.74	2.69	2.66	2.68

Noninterest Income

Noninterest income for the fourth quarter of 2024 was $43.6 million, compared to $17.1 million in the third quarter of 2024 and $22.0 million in the fourth quarter of 2023. Included in the third quarter of 2024 and fourth quarter of 2023 was a $28.4 million and $20.2 million pre-tax loss on the sale of AFS investment securities, respectively. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest income1 was $45.5 million for the third quarter of 2024 and $42.2 million in the fourth quarter of 2023. The decrease in adjusted noninterest income on a linked quarter basis was primarily due to a higher level of other noninterest income resulting from the gain on sale of other real estate recorded in the third quarter of 2024, offset in part by increases in most of our major fee-based businesses.

Noninterest Income

$ in millions	4Q24	3Q24	2Q24	1Q24	4Q23
Service charges on deposit accounts	$13.0	$12.7	$12.3	$12.0	$12.8
Wealth management fees	8.8	8.2	8.3	7.5	7.7
Debit and credit card fees	8.3	8.1	8.2	8.2	7.8
Mortgage lending income	1.8	2.0	2.0	2.3	1.6
Other service charges and fees	2.3	2.4	2.4	2.2	2.3
Bank owned life insurance	3.8	3.8	3.9	3.8	3.1
Gain (loss) on sale of securities	—	(28.4)	—	—	(20.2)
Other income	5.6	8.3	6.4	7.2	6.9

Total noninterest income	$43.6	$17.1	$43.3	$43.2	$22.0

Adjusted noninterest income[1]	$43.6	$45.5	$43.3	$43.2	$42.2

Noninterest Expense

Noninterest expense for the fourth quarter of 2024 was $141.1 million, compared to $137.2 million in the third quarter of 2024 and $148.1 million in the fourth quarter of 2023. Included in noninterest expense are certain items consisting of branch right sizing, early retirement and an FDIC special assessment. Collectively, these items totaled $1.8 million in the fourth quarter of 2024, $0.4 million in the third quarter of 2024 and $15.4 million in the fourth quarter of 2023. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $139.3 million for the fourth quarter of 2024, $136.8 million in the third quarter of 2024 and $132.7 million in the fourth quarter of 2023. The increase in adjusted noninterest expense on a linked quarter basis was primarily due to seasonality in salaries and employee benefits.

Noninterest Expense

$ in millions	4Q24	3Q24	2Q24	1Q24	4Q23
Salaries and employee benefits	$71.6	$69.2	$70.7	$72.7	$67.0
Occupancy expense, net	11.9	12.2	11.9	12.3	11.7
Furniture and equipment	5.7	5.6	5.6	5.1	5.4
Deposit insurance	5.6	5.6	5.4	5.5	4.7
Other real estate and foreclosure expense	0.3	0.1	0.1	0.2	0.2
FDIC special assessment	—	—	0.3	1.6	10.5
Other operating expenses	46.1	44.5	45.4	42.5	48.6

Total noninterest expense	$141.1	$137.2	$139.4	$139.9	$148.1

Adjusted salaries and employee benefits[1]	$71.4	$69.2	$70.6	$72.4	$66.0
Adjusted other operating expenses[1]	44.7	44.4	44.3	42.4	44.9
Adjusted noninterest expense[1]	139.3	136.8	137.8	137.9	132.7

Efficiency ratio	65.66%	75.70%	68.38%	69.41%	80.46%
Adjusted efficiency ratio[1]	62.89	63.38	65.68	66.42	62.91
Full-time equivalent employees	2,946	2,972	2,961	2,989	3,007
Number of financial centers	222	234	234	233	234

Loans and Unfunded Loan Commitments

Total loans at the end of the fourth quarter of 2024 were $17.0 billion, compared to $17.3 billion at the end of the third quarter of 2024 and $16.8 billion at the end of the fourth quarter of 2023. The decrease in total loans on a linked quarter basis was primarily due to normal seasonality in the company’s agricultural and mortgage warehouse loan portfolios, as well as further declines in a run-off portfolio consisting of small ticket equipment finance and acquired asset based lending portfolios (run-off portfolio). Unfunded loan commitments at the end of the fourth quarter of 2024 were $3.7 billion, up slightly from third quarter 2024 levels. The commercial loan pipeline ended the fourth quarter of 2024 at $1.3 billion and ready to close loans totaled $552 million, marking the second consecutive quarterly increase in both metrics.

Loans and Unfunded Loan Commitments

$ in millions	4Q24	3Q24	2Q24	1Q24	4Q23
Total loans	$17,006	$17,336	$17,192	$17,002	$16,846
Unfunded loan commitments	3,739	3,681	3,746	3,875	3,880

Deposits and Other Borrowings

Total deposits at the end of the fourth quarter of 2024 were $21.9 billion, down slightly from third quarter 2024 levels. The decrease in deposits on a linked quarter basis was primarily due to a decline in time deposits and brokered deposits, offset in part by increases in interest bearing transaction accounts (checking, money market and savings accounts) and public fund deposits. Other borrowings totaled $1.1 billion at the end of the fourth quarter of 2024, compared to $1.5 billion at the end of the third quarter of 2024 and $1.4 billion at the end of the fourth quarter of 2023. The decrease in other borrowing both on a linked quarter and year-over-year basis was primarily due to lower levels of FHLB advances.

Deposits

$ in millions	4Q24	3Q24	2Q24	1Q24	4Q23
Noninterest bearing deposits	$4,461	$4,522	$4,624	$4,698	$4,801
Interest bearing transaction accounts	10,331	10,038	10,092	10,316	10,277
Time deposits	3,796	4,014	4,185	4,314	4,266
Brokered deposits	3,298	3,361	2,940	3,025	2,901

Total deposits	$21,886	$21,935	$21,841	$22,353	$22,245

Noninterest bearing deposits to total deposits	20%	21%	21%	21%	22%
Total loans to total deposits	78	79	79	76	76

Asset Quality

Provision for credit losses totaled $13.3 million for the fourth quarter of 2024, compared to $12.1 million in the third quarter of 2024 and $10.0 million in the fourth quarter of 2023. Provision for credit losses on loans exceeded net charge-offs by $1.8 million during the fourth quarter of 2024. The allowance for credit losses on loans at the end of the fourth quarter of 2024 was $235.0 million, compared to $233.2 million at the end of the third quarter of 2024 and $225.2 million at the end of the fourth quarter of 2023. The increase in the allowance for credit losses on loans on a linked quarter basis and year-over-year basis reflected continued normalization of the credit environment, macroeconomic conditions and activity in the loan portfolio. The allowance for credit losses on loans was 1.38 percent at the end of the fourth quarter of 2024, compared to 1.35 percent at the end of the third quarter of 2024 and 1.34 percent at the end of the fourth quarter of 2023.

Net charge-offs as a percentage of average loans for the fourth quarter of 2024 were 27 basis points, compared to 22 basis points in the third quarter of 2024 and 11 basis points in the fourth quarter of 2023. Net charge-offs in the fourth quarter of 2024 included $2.5 million of charge-offs associated with the run-off portfolio. Net charge-offs from the run-off portfolio accounted for 6 basis points of total net charge-offs during the fourth quarter and 9 basis points of total net charge-offs during the third quarter of 2024.

Total nonperforming loans at the end of the fourth quarter of 2024 were $110.7 million, compared to $101.7 million at the end of the third quarter of 2024 and $84.5 million at the end of the fourth quarter of 2023. The increase in nonperforming loans on a linked quarter basis was primarily due to increases from the real estate construction and real estate 1-4 family loan portfolios. The nonperforming loan coverage ratio ended the fourth quarter of 2024 at 212 percent, compared to 229 percent at the end of the third quarter of 2024 and 267 percent at the end of the fourth quarter of 2023. Total nonperforming assets as a percentage of total assets were 45 basis points at the end of the fourth quarter of 2024, compared to 38 basis points at the end of the third quarter of 2024 and 33 basis points at the end of the fourth quarter of 2023. The increase in nonperforming assets as a percentage of total assets on a linked quarter basis was primarily due to an increase in nonperforming loans and an increase in other nonperforming assets resulting from the addition of two foreclosed properties.

Asset Quality

$ in millions	4Q24	3Q24	2Q24	1Q24	4Q23
Allowance for credit losses on loans to total loans	1.38%	1.35%	1.34%	1.34%	1.34%
Allowance for credit losses on loans to nonperforming loans	212	229	223	212	267
Nonperforming loans to total loans	0.65	0.59	0.60	0.63	0.50
Net charge-off ratio (annualized)	0.27	0.22	0.19	0.19	0.11
Net charge-off ratio YTD (annualized)	0.22	0.20	0.19	0.19	0.12
Total nonperforming loans	$110.7	$101.7	$103.4	$107.3	$84.5
Total other nonperforming assets	10.5	2.6	3.4	5.0	5.8

Total nonperforming assets	$121.2	$104.3	$106.8	$112.3	$90.3

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$25.6	$25.6

Capital

Total stockholders’ equity at the end of the fourth quarter of 2024 was $3.5 billion, up slightly from the end of the third quarter 2024 and up $102.4 million from $3.4 billion at the end of the fourth quarter of 2023. The increase on a year-over-year basis was primarily due to an increase of $47.3 million in retained earnings, coupled with a $43.5 million recapture of accumulated other comprehensive income principally associated with the mark-to-market adjustment on AFS investment securities. Book value per share at the end of the fourth quarter of 2024 was $28.08, compared to $28.11 at the end of the third quarter of 2024 and $27.37 at the end of the fourth quarter of 2023. Tangible book value per share1 at the end of the fourth quarter of 2024 was $16.80, compared to $16.78 at the end of the third quarter of 2024 and $15.92 at the end of the fourth quarter of 2023.

Total stockholders’ equity as a percentage of total assets at the end of the fourth quarter of 2024 was 13.1 percent, up from 12.9 percent at the end of the third quarter of 2024 and up from 12.5 percent at the end the fourth quarter of 2023. Tangible common equity as a percentage of tangible assets1 at the end of the fourth quarter of 2024 was 8.3 percent, compared to 8.2 percent at the end of the third quarter of 2024 and 7.7 percent at the end of the fourth quarter of 2023. Each of the regulatory capital ratios for Simmons and its lead subsidiary, Simmons Bank, continue to significantly exceed “well-capitalized” regulatory guidelines.

Select Capital Ratios

	4Q24	3Q24	2Q24	1Q24	4Q23
Stockholders’ equity to total assets	13.1%	12.9%	12.6%	12.6%	12.5%
Tangible common equity to tangible assets[1]	8.3	8.2	7.8	7.8	7.7
Common equity tier 1 (CET1) ratio	12.4	12.1	12.0	12.0	12.1
Tier 1 leverage ratio	9.7	9.6	9.5	9.4	9.4
Tier 1 risk-based capital ratio	12.4	12.1	12.0	12.0	12.1
Total risk-based capital ratio	14.6	14.3	14.2	14.4	14.4

Share Repurchase Program

During the fourth quarter of 2024, Simmons did not repurchase shares under its stock repurchase program that was authorized in January 2024 (2024 Program), which replaced its former repurchase program that was authorized in January 2022. Remaining authorization under the 2024 Program as of December 31, 2024, was approximately $175 million. The timing, pricing and amount of any repurchases under the 2024 Program will be determined by Simmons’

management at its discretion based on a variety of factors including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2024 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 7:30 a.m. Central Time on Wednesday, January 22, 2025. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10195421. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 115 consecutive years. Its principal subsidiary, Simmons Bank, operates 222 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2024, Simmons Bank was recognized by Newsweek as one of America’s Best Regional Banks 2025, by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South and by Forbes as one of America’s Best-In-State Banks 2024 in Tennessee and America’s Best-In-State Banks 2024 in Missouri. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, noninterest income, and noninterest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses), gains and/or losses on sale of branches, net branch right-sizing initiatives, early retirement program, FDIC special assessment charges and gain/loss on the sale of AFS investment securities. The Company has updated its calculation of certain non-GAAP financial measures to exclude the impact of gains or losses on the sale of AFS investment securities and has presented past periods on a comparable basis.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; general economic and market conditions; changes in governmental administrations; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates and from non-bank financial institutions; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; cyber or other information technology threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2023, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended
(Unaudited)

	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$429,705	$398,321	$320,021	$380,324	$345,258
Interest bearing balances due from banks and federal funds sold	257,672	205,081	254,312	222,979	268,834

Cash and cash equivalents	687,377	603,402	574,333	603,303	614,092
Interest bearing balances due from banks - time	100	100	100	100	100
Investment securities - held-to-maturity	3,636,636	3,658,700	3,685,450	3,707,258	3,726,288
Investment securities - available-for-sale	2,529,426	2,691,094	2,885,904	3,027,558	3,152,153
Mortgage loans held for sale	11,417	8,270	13,053	11,899	9,373
Loans:
Loans	17,005,937	17,336,040	17,192,437	17,001,760	16,845,670
Allowance for credit losses on loans	(235,019)	(233,223)	(230,389)	(227,367)	(225,231)

Net loans	16,770,918	17,102,817	16,962,048	16,774,393	16,620,439
Premises and equipment	585,431	584,366	581,893	576,466	570,678
Foreclosed assets and other real estate owned	9,270	1,299	2,209	3,511	4,073
Interest receivable	123,243	125,700	126,625	122,781	122,430
Bank owned life insurance	531,805	508,781	505,023	503,348	500,559
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	97,242	101,093	104,943	108,795	112,645
Other assets	572,385	562,983	606,692	611,964	592,045

Total assets	$26,876,049	$27,269,404	$27,369,072	$27,372,175	$27,345,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,460,517	$4,521,715	$4,624,186	$4,697,539	$4,800,880
Interest bearing transaction accounts and savings deposits	10,982,022	10,863,945	10,925,179	11,071,762	10,997,425
Time deposits	6,443,211	6,549,774	6,291,518	6,583,703	6,446,673

Total deposits	21,885,750	21,935,434	21,840,883	22,353,004	22,244,978
Federal funds purchased and securities sold under agreements to repurchase	37,109	51,071	52,705	58,760	67,969
Other borrowings	745,372	1,045,878	1,346,378	871,874	972,366
Subordinated notes and debentures	366,293	366,255	366,217	366,179	366,141
Accrued interest and other liabilities	312,653	341,933	304,020	283,232	267,732

Total liabilities	23,347,177	23,740,571	23,910,203	23,933,049	23,919,186

Stockholders’ equity:
Common stock	1,257	1,256	1,255	1,254	1,252
Surplus	2,511,590	2,508,438	2,506,469	2,503,673	2,499,930
Undivided profits	1,376,935	1,355,000	1,356,626	1,342,215	1,329,681
Accumulated other comprehensive (loss) income	(360,910)	(335,861)	(405,481)	(408,016)	(404,375)

Total stockholders’ equity	3,528,872	3,528,833	3,458,869	3,439,126	3,426,488

Total liabilities and stockholders’ equity	$26,876,049	$27,269,404	$27,369,072	$27,372,175	$27,345,674

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$272,727	$277,939	$270,937	$261,490	$261,505
Interest bearing balances due from banks and federal funds sold	2,913	2,921	2,964	3,010	3,115
Investment securities	50,162	53,220	55,050	58,001	58,755
Mortgage loans held for sale	180	209	194	148	143

TOTAL INTEREST INCOME	325,982	334,289	329,145	322,649	323,518

INTEREST EXPENSE
Time deposits	70,661	73,937	73,946	73,241	72,458
Other deposits	72,369	78,307	79,087	78,692	71,412
Federal funds purchased and securities sold under agreements to repurchase	119	138	156	189	232
Other borrowings	11,386	17,067	15,025	11,649	16,607
Subordinated notes and debentures	6,505	7,128	7,026	6,972	7,181

TOTAL INTEREST EXPENSE	161,040	176,577	175,240	170,743	167,890

NET INTEREST INCOME	164,942	157,712	153,905	151,906	155,628

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	13,332	12,148	11,099	10,206	11,225
Provision for credit losses on unfunded commitments	—	—	—	—	—
Provision for credit losses on investment securities - AFS	—	—	—	—	(1,196)
Provision for credit losses on investment securities - HTM	—	—	—	—	—

TOTAL PROVISION FOR CREDIT LOSSES	13,332	12,148	11,099	10,206	10,029

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	151,610	145,564	142,806	141,700	145,599

NONINTEREST INCOME
Service charges on deposit accounts	12,978	12,713	12,252	11,955	12,782
Debit and credit card fees	8,323	8,144	8,162	8,246	7,822
Wealth management fees	8,828	8,226	8,274	7,478	7,679
Mortgage lending income	1,828	1,956	1,973	2,320	1,603
Bank owned life insurance income	3,780	3,757	3,876	3,814	3,094
Other service charges and fees (includes insurance income)	2,256	2,381	2,352	2,199	2,346
Gain (loss) on sale of securities	—	(28,393)	—	—	(20,218)
Other income	5,565	8,346	6,410	7,172	6,866

TOTAL NONINTEREST INCOME	43,558	17,130	43,299	43,184	21,974

NONINTEREST EXPENSE
Salaries and employee benefits	71,588	69,167	70,716	72,653	66,982
Occupancy expense, net	11,876	12,216	11,864	12,258	11,733
Furniture and equipment expense	5,671	5,612	5,623	5,141	5,445
Other real estate and foreclosure expense	317	87	117	179	189
Deposit insurance	5,550	5,571	5,682	7,135	15,220
Merger-related costs	—	—	—	—	—
Other operating expenses	46,115	44,540	45,352	42,513	48,570

TOTAL NONINTEREST EXPENSE	141,117	137,193	139,354	139,879	148,139

NET INCOME BEFORE INCOME TAXES	54,051	25,501	46,751	45,005	19,434
Provision for income taxes	5,732	761	5,988	6,134	(4,473)

NET INCOME	$48,319	$24,740	$40,763	$38,871	$23,907

BASIC EARNINGS PER SHARE	$0.38	$0.20	$0.32	$0.31	$0.19

DILUTED EARNINGS PER SHARE	$0.38	$0.20	$0.32	$0.31	$0.19

Simmons First National Corporation	SFNC
Consolidated Risk-Based Capital
For the Quarters Ended
(Unaudited)

	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,528,872	$3,528,833	$3,458,869	$3,439,126	$3,426,488
CECL transition provision (1)	30,873	30,873	30,873	30,873	61,746
Disallowed intangible assets, net of deferred tax	(1,385,128)	(1,388,549)	(1,391,969)	(1,394,672)	(1,398,810)
Unrealized loss (gain) on AFS securities	360,910	335,861	405,481	408,016	404,375

Total Tier 1 capital	2,535,527	2,507,018	2,503,254	2,483,343	2,493,799

Tier 2 capital
Subordinated notes and debentures	366,293	366,255	366,217	366,179	366,141
Subordinated debt phase out	(132,000)	(132,000)	(132,000)	(66,000)	(66,000)
Qualifying allowance for loan losses and reserve for unfunded commitments	222,313	220,517	217,684	214,660	170,977

Total Tier 2 capital	456,606	454,772	451,901	514,839	471,118

Total risk-based capital	$2,992,133	$2,961,790	$2,955,155	$2,998,182	$2,964,917

Risk weighted assets	$20,473,960	$20,790,941	$20,856,194	$20,782,094	$20,599,238

Adjusted average assets for leverage ratio	$26,037,459	$26,198,178	$26,371,545	$26,312,873	$26,552,988

Ratios at end of quarter
Equity to assets	13.13%	12.94%	12.64%	12.56%	12.53%
Tangible common equity to tangible assets (2)	8.29%	8.15%	7.84%	7.75%	7.69%
Common equity Tier 1 ratio (CET1)	12.38%	12.06%	12.00%	11.95%	12.11%
Tier 1 leverage ratio	9.74%	9.57%	9.49%	9.44%	9.39%
Tier 1 risk-based capital ratio	12.38%	12.06%	12.00%	11.95%	12.11%
Total risk-based capital ratio	14.61%	14.25%	14.17%	14.43%	14.39%

(1)	The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC
Consolidated Investment Securities
For the Quarters Ended
(Unaudited)

	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$455,869	$455,179	$454,488	$453,805	$453,121
Mortgage-backed securities	1,070,032	1,093,070	1,119,741	1,142,352	1,161,694
State and political subdivisions	1,857,177	1,857,283	1,857,409	1,855,642	1,856,674
Other securities	253,558	253,168	253,812	255,459	254,799

Total held-to-maturity (net of credit losses)	3,636,636	3,658,700	3,685,450	3,707,258	3,726,288

Available-for-Sale
U.S. Treasury	$996	$1,290	$1,275	$1,964	$2,254
U.S. Government agencies	54,547	58,397	66,563	69,801	72,502
Mortgage-backed securities	1,392,759	1,510,402	1,730,842	1,845,364	1,940,307
State and political subdivisions	858,182	898,178	864,190	874,849	902,793
Other securities	222,942	222,827	223,034	235,580	234,297

Total available-for-sale (net of credit losses)	2,529,426	2,691,094	2,885,904	3,027,558	3,152,153

Total investment securities (net of credit losses)	$6,166,062	$6,349,794	$6,571,354	$6,734,816	$6,878,441

Fair value - HTM investment securities	$2,949,951	$3,109,610	$3,005,524	$3,049,281	$3,135,370

Simmons First National Corporation	SFNC
Consolidated Loans
For the Quarters Ended
(Unaudited)

	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$181,675	$177,696	$178,354	$182,742	$191,204
Other consumer	127,319	113,896	130,278	124,531	127,462

Total consumer	308,994	291,592	308,632	307,273	318,666
Real Estate:
Construction	2,789,249	2,796,378	3,056,703	3,331,739	3,144,220
Single-family residential	2,689,946	2,724,648	2,666,201	2,624,738	2,641,556
Other commercial real estate	7,912,336	7,992,437	7,760,266	7,508,049	7,552,410

Total real estate	13,391,531	13,513,463	13,483,170	13,464,526	13,338,186
Commercial:
Commercial	2,434,175	2,467,384	2,484,474	2,499,311	2,490,176
Agricultural	261,154	314,340	285,181	226,642	232,710

Total commercial	2,695,329	2,781,724	2,769,655	2,725,953	2,722,886
Other	610,083	749,261	630,980	504,008	465,932

Total loans	$17,005,937	$17,336,040	$17,192,437	$17,001,760	$16,845,670

Simmons First National Corporation	SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended
(Unaudited)

	Dec 31 2024	Sep 30 2024	Jun 30 2024	Mar 31 2024	Dec 31 2023
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$233,223	$230,389	$227,367	$225,231	$218,547

Loans charged off:
Credit cards	1,629	1,744	1,418	1,646	1,500
Other consumer	505	524	550	732	767
Real estate	3,810	159	123	2,857	1,023
Commercial	6,796	8,235	7,243	4,593	3,105

Total loans charged off	12,740	10,662	9,334	9,828	6,395

Recoveries of loans previously charged off:
Credit cards	391	231	221	248	242
Other consumer	279	275	509	333	518
Real estate	275	403	72	735	785
Commercial	259	439	455	442	309

Total recoveries	1,204	1,348	1,257	1,758	1,854

Net loans charged off	11,536	9,314	8,077	8,070	4,541
Provision for credit losses on loans	13,332	12,148	11,099	10,206	11,225

Balance, end of quarter	$235,019	$233,223	$230,389	$227,367	$225,231

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$110,154	$100,865	$102,891	$105,788	$83,325
Loans past due 90 days or more	603	830	558	1,527	1,147

Total nonperforming loans	110,757	101,695	103,449	107,315	84,472

Other nonperforming assets:
Foreclosed assets and other real estate owned	9,270	1,299	2,209	3,511	4,073
Other nonperforming assets	1,202	1,311	1,167	1,491	1,726

Total other nonperforming assets	10,472	2,610	3,376	5,002	5,799

Total nonperforming assets	$121,229	$104,305	$106,825	$112,317	$90,271

Ratios
Allowance for credit losses on loans to total loans	1.38%	1.35%	1.34%	1.34%	1.34%
Allowance for credit losses to nonperforming loans	212%	229%	223%	212%	267%
Nonperforming loans to total loans	0.65%	0.59%	0.60%	0.63%	0.50%
Nonperforming assets to total assets	0.45%	0.38%	0.39%	0.41%	0.33%
Annualized net charge offs to average loans (QTD)	0.27%	0.22%	0.19%	0.19%	0.11%
Annualized net charge offs to average loans (YTD)	0.22%	0.20%	0.19%	0.19%	0.12%
Annualized net credit card charge offs to average credit card loans (QTD)	2.63%	3.23%	2.50%	2.88%	2.49%

Simmons First National Corporation	SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)

	Three Months Ended Dec 2024			Three Months Ended Sep 2024			Three Months Ended Dec 2023
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$238,731	$2,913	4.85%	$204,505	$2,921	5.68%	$230,464	$3,115	5.36%
Investment securities - taxable	3,633,138	34,459	3.77%	3,826,934	37,473	3.90%	4,410,681	42,895	3.86%
Investment securities - non-taxable (FTE)	2,633,148	21,260	3.21%	2,617,532	21,318	3.24%	2,555,125	21,523	3.34%
Mortgage loans held for sale	10,713	180	6.68%	12,425	209	6.69%	7,644	143	7.42%
Loans - including fees (FTE)	17,212,034	273,594	6.32%	17,208,162	278,766	6.44%	16,793,211	262,353	6.20%

Total interest earning assets (FTE)	23,727,764	332,406	5.57%	23,869,558	340,687	5.68%	23,997,125	330,029	5.46%
Non-earning assets	3,351,179			3,346,882			3,373,686

Total assets	$27,078,943			$27,216,440			$27,370,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$10,967,450	$72,369	2.63%	$10,826,514	$78,307	2.88%	$10,730,701	$71,412	2.64%
Time deposits	6,397,251	70,661	4.39%	6,355,801	73,937	4.63%	6,509,663	72,458	4.42%

Total interest bearing deposits	17,364,701	143,030	3.28%	17,182,315	152,244	3.52%	17,240,364	143,870	3.31%
Federal funds purchased and securities sold under agreement to repurchase	47,314	119	1.00%	51,830	138	1.06%	65,871	232	1.40%
Other borrowings	932,366	11,386	4.86%	1,252,435	17,067	5.42%	1,212,501	16,607	5.43%
Subordinated notes and debentures	366,274	6,505	7.07%	366,236	7,128	7.74%	366,123	7,181	7.78%

Total interest bearing liabilities	18,710,655	161,040	3.42%	18,852,816	176,577	3.73%	18,884,859	167,890	3.53%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,491,361			4,535,105			4,864,274
Other liabilities	333,781			323,378			285,431

Total liabilities	23,535,797			23,711,299			24,034,564
Stockholders’ equity	3,543,146			3,505,141			3,336,247

Total liabilities and stockholders’ equity	$27,078,943			$27,216,440			$27,370,811

Net interest income (FTE)		$171,366			$164,110			$162,139

Net interest spread (FTE)			2.15%			1.95%			1.93%

Net interest margin (FTE)			2.87%			2.74%			2.68%

Simmons First National Corporation	SFNC
Consolidated - Selected Financial Data
For the Quarters Ended
(Unaudited)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2024	2024	2024	2024	2023
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$48,319	$24,740	$40,763	$38,871	$23,907
Diluted earnings per share	0.38	0.20	0.32	0.31	0.19
Return on average assets	0.71%	0.36%	0.60%	0.57%	0.35%
Return on average common equity	5.43%	2.81%	4.75%	4.54%	2.84%
Return on tangible common equity (non-GAAP) (1)	9.59%	5.27%	8.67%	8.33%	5.61%
Net interest margin (FTE)	2.87%	2.74%	2.69%	2.66%	2.68%
Efficiency ratio (2)	65.66%	75.70%	68.38%	69.41%	80.46%
FTE adjustment	6,424	6,398	6,576	6,422	6,511
Average diluted shares outstanding	126,232,084	125,999,269	125,758,166	125,661,950	125,609,265
Shares repurchased under plan	—	—	—	—	—
Average price of shares repurchased	—	—	—	—	—
Cash dividends declared per common share	0.210	0.210	0.210	0.210	0.200
Accretable yield on acquired loans	1,863	1,496	1,569	1,123	1,762
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$49,634	$46,005	$41,897	$40,351	$50,215
Adjusted diluted earnings per share	0.39	0.37	0.33	0.32	0.40
Adjusted return on average assets	0.73%	0.67%	0.62%	0.60%	0.73%
Adjusted return on average common equity	5.57%	5.22%	4.88%	4.71%	5.97%
Adjusted return on tangible common equity	9.83%	9.34%	8.89%	8.62%	11.10%
Adjusted efficiency ratio (2)	62.89%	63.38%	65.68%	66.42%	62.91%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$152,693	$104,374	$79,634	$38,871	$175,057
Diluted earnings per share	1.21	0.83	0.63	0.31	1.38
Return on average assets	0.56%	0.51%	0.59%	0.57%	0.64%
Return on average common equity	4.38%	4.02%	4.64%	4.54%	5.21%
Return on tangible common equity (non-GAAP) (1)	7.96%	7.39%	8.50%	8.33%	9.76%
Net interest margin (FTE)	2.74%	2.70%	2.68%	2.66%	2.78%
Efficiency ratio (2)	69.57%	71.00%	68.90%	69.41%	67.75%
FTE adjustment	25,820	19,396	12,998	6,422	25,443
Average diluted shares outstanding	126,115,606	125,910,260	125,693,536	125,661,950	126,775,704
Cash dividends declared per common share	0.840	0.630	0.420	0.210	0.800
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$177,887	$128,253	$82,248	$40,351	$207,716
Adjusted diluted earnings per share	1.41	1.02	0.65	0.32	1.64
Adjusted return on average assets	0.65%	0.63%	0.61%	0.60%	0.75%
Adjusted return on average common equity	5.10%	4.94%	4.80%	4.71%	6.18%
Adjusted return on tangible common equity	9.18%	8.96%	8.76%	8.62%	11.46%
Adjusted efficiency ratio (2)	64.56%	65.14%	66.05%	66.42%	61.32%
END OF PERIOD
Book value per share	$28.08	$28.11	$27.56	$27.42	$27.37
Tangible book value per share	16.80	16.78	16.20	16.02	15.92
Shares outstanding	125,651,540	125,554,598	125,487,520	125,419,618	125,184,119
Full-time equivalent employees	2,946	2,972	2,961	2,989	3,007
Total number of financial centers	222	234	234	233	234

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2024	2024	2024	2024	2023
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$48,319	$24,740	$40,763	$38,871	$23,907
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	283	1,549	10,521
Early retirement program	200	(1)	118	219	1,032
Termination of vendor and software services	—	(13)	615	—	—
Loss (gain) on sale of securities	—	28,393	—	—	20,218
Branch right sizing (net)	1,581	410	519	236	3,846
Tax effect of certain items (1)	(466)	(7,524)	(401)	(524)	(9,309)

Certain items, net of tax	1,315	21,265	1,134	1,480	26,308

Adjusted earnings (non-GAAP)	$49,634	$46,005	$41,897	$40,351	$50,215

Diluted earnings per share	$0.38	$0.20	$0.32	$0.31	$0.19
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	—	0.01	0.08
Early retirement program	—	—	—	—	0.01
Termination of vendor and software services	—	—	0.01	—	—
Loss (gain) on sale of securities	—	0.23	—	—	0.16
Branch right sizing (net)	0.01	—	—	—	0.03
Tax effect of certain items (1)	—	(0.06)	—	—	(0.07)

Certain items, net of tax	0.01	0.17	0.01	0.01	0.21

Adjusted diluted earnings per share (non-GAAP)	$0.39	$0.37	$0.33	$0.32	$0.40

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$43,558	$17,130	$43,299	$43,184	$21,974
Certain noninterest income items
Loss (gain) on sale of securities	—	28,393	—	—	20,218

Adjusted noninterest income (non-GAAP)	$43,558	$45,523	$43,299	$43,184	$42,192

Noninterest expense	$141,117	$137,193	$139,354	$139,879	$148,139
Certain noninterest expense items
Early retirement program	(200)	1	(118)	(219)	(1,032)
FDIC Deposit Insurance special assessment	—	—	(283)	(1,549)	(10,521)
Termination of vendor and software services	—	13	(615)	—	—
Branch right sizing expense	(1,581)	(410)	(519)	(236)	(3,846)

Adjusted noninterest expense (non-GAAP)	$139,336	$136,797	$137,819	$137,875	$132,740

Salaries and employee benefits	$71,588	$69,167	$70,716	$72,653	$66,982
Certain salaries and employee benefits items
Early retirement program	(200)	1	(118)	(219)	(1,032)
Other	—	(1)	1	—	2

Adjusted salaries and employee benefits (non-GAAP)	$71,388	$69,167	$70,599	$72,434	$65,952

Other operating expenses	$46,115	$44,540	$45,352	$42,513	$48,570
Certain other operating expenses items
Termination of vendor and software services	—	13	(615)	—	—
Branch right sizing expense	(1,457)	(184)	(392)	(83)	(3,708)

Adjusted other operating expenses (non-GAAP)	$44,658	$44,369	$44,345	$42,430	$44,862

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended
(Unaudited)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2024	2024	2024	2024	2023
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$152,693	$104,374	$79,634	$38,871	$175,057
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,832	1,832	1,832	1,549	10,521
Merger related costs	—	—	—	—	1,420
Early retirement program	536	336	337	219	6,198
Termination of vendor and software services	602	602	615	—	—
Loss (gain) on sale of securities	28,393	28,393	—	—	20,609
Branch right sizing (net)	2,746	1,165	755	236	5,467
Tax effect of certain items (1)	(8,915)	(8,449)	(925)	(524)	(11,556)

Certain items, net of tax	25,194	23,879	2,614	1,480	32,659

Adjusted earnings (non-GAAP)	$177,887	$128,253	$82,248	$40,351	$207,716

Diluted earnings per share	$1.21	$0.83	$0.63	$0.31	$1.38
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	0.02	0.02	0.02	0.01	0.08
Merger related costs	—	—	—	—	0.01
Early retirement program	—	—	—	—	0.05
Loss (gain) on sale of securities	0.23	0.23	—	—	0.17
Branch right sizing (net)	0.02	0.01	0.01	—	0.04
Tax effect of certain items (1)	(0.07)	(0.07)	(0.01)	—	(0.09)

Certain items, net of tax	0.20	0.19	0.02	0.01	0.26

Adjusted diluted earnings per share (non-GAAP)	$1.41	$1.02	$0.65	$0.32	$1.64

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$147,171	$103,613	$86,483	$43,184	$155,566
Certain noninterest income items
Loss (gain) on sale of securities	28,393	28,393	—	—	20,609

Adjusted noninterest income (non-GAAP)	$175,564	$132,006	$86,483	$43,184	$176,175

Noninterest expense	$557,543	$416,426	$279,233	$139,879	$563,061
Certain noninterest expense items
Merger related costs	—	—	—	—	(1,420)
Early retirement program	(536)	(336)	(337)	(219)	(6,198)
FDIC Deposit Insurance special assessment	(1,832)	(1,832)	(1,832)	(1,549)	(10,521)
Termination of vendor and software services	(602)	(602)	(615)	—	—
Branch right sizing expense	(2,746)	(1,165)	(755)	(236)	(5,467)

Adjusted noninterest expense (non-GAAP)	$551,827	$412,491	$275,694	$137,875	$539,455

Salaries and employee benefits	$284,124	$212,536	$143,369	$72,653	$286,117
Certain salaries and employee benefits items
Early retirement program	(536)	(336)	(337)	(219)	(6,198)
Other	—	—	1	—	2

Adjusted salaries and employee benefits (non-GAAP)	$283,588	$212,200	$143,033	$72,434	$279,921

Other operating expenses	$178,520	$132,405	$87,865	$42,513	$177,164
Certain other operating expenses items
Termination of vendor and software services	(602)	(602)	(615)	—	—
Branch right sizing expense	(2,116)	(659)	(475)	(83)	(4,937)

Adjusted other operating expenses (non-GAAP)	$175,802	$131,144	$86,775	$42,430	$172,227

Simmons First National Corporation Reconciliation Of Non-GAAP Financial Measures - End of Period For the Quarters Ended (Unaudited)	SFNC

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2024	2024	2024	2024	2023
($ in thousands, except per share data)
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,528,872	$3,528,833	$3,458,869	$3,439,126	$3,426,488
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(97,242)	(101,093)	(104,943)	(108,795)	(112,645)

Total intangibles	(1,418,041)	(1,421,892)	(1,425,742)	(1,429,594)	(1,433,444)

Tangible common stockholders’ equity	$2,110,831	$2,106,941	$2,033,127	$2,009,532	$1,993,044

Total assets	$26,876,049	$27,269,404	$27,369,072	$27,372,175	$27,345,674
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(97,242)	(101,093)	(104,943)	(108,795)	(112,645)

Total intangibles	(1,418,041)	(1,421,892)	(1,425,742)	(1,429,594)	(1,433,444)

Tangible assets	$25,458,008	$25,847,512	$25,943,330	$25,942,581	$25,912,230

Ratio of common equity to assets	13.13%	12.94%	12.64%	12.56%	12.53%

Ratio of tangible common equity to tangible assets	8.29%	8.15%	7.84%	7.75%	7.69%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,528,872	$3,528,833	$3,458,869	$3,439,126	$3,426,488
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(97,242)	(101,093)	(104,943)	(108,795)	(112,645)

Total intangibles	(1,418,041)	(1,421,892)	(1,425,742)	(1,429,594)	(1,433,444)

Tangible common stockholders’ equity	$2,110,831	$2,106,941	$2,033,127	$2,009,532	$1,993,044

Shares of common stock outstanding	125,651,540	125,554,598	125,487,520	125,419,618	125,184,119

Book value per common share	$28.08	$28.11	$27.56	$27.42	$27.37

Tangible book value per common share	$16.80	$16.78	$16.20	$16.02	$15.92

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$8,467,291	$8,355,496	$8,186,903	$8,413,514	$8,328,444
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,790,339	2,710,167	2,835,424	2,995,241	2,846,716
Less: Intercompany eliminations	1,045,734	986,626	943,979	775,461	728,480

Total uninsured, non-collateralized deposits	$4,631,218	$4,658,703	$4,407,500	$4,642,812	$4,753,248

FHLB borrowing availability	$4,716,000	$4,955,000	$4,910,000	$5,326,000	$5,401,000
Unpledged securities	4,103,000	4,110,000	4,145,000	4,122,000	3,817,000
Fed funds lines, Fed discount window and Bank Term Funding Program (1)	2,081,000	2,109,000	2,065,000	2,009,000	1,998,000

Additional liquidity sources	$10,900,000	$11,174,000	$11,120,000	$11,457,000	$11,216,000

Uninsured, non-collateralized deposit coverage ratio	2.4	2.4	2.5	2.5	2.4

(1) The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.

Calculation of Net Charge Off Ratio
Net charge offs	$11,536	$9,314	$8,077	$8,070
Less: Net charge offs from run-off portfolio (1)	2,500	3,500	6,700	4,500

Net charge offs excluding run-off portfolio	$9,036	$5,814	$1,377	$3,570

Average total loans	$17,212,034	$17,208,162	$17,101,799	$16,900,496

Annualized net charge offs to average loans (NCO ratio)	0.27%	0.22%	0.19%	0.19%

NCO ratio, excluding net charge offs associated with run-off portfolio (annualized)	0.21%	0.13%	0.03%	0.08%

(1) Run-off portfolio consists of asset based lending and small equipment finance portfolios obtained in acquisitions.

Simmons First National Corporation Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date For the Quarters Ended (Unaudited)	SFNC

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2024	2024	2024	2024	2023
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$48,319	$24,740	$40,763	$38,871	$23,907
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	—	—	283	1,549	10,521
Early retirement program	200	(1)	118	219	1,032
Termination of vendor and software services	—	(13)	615	—	—
Loss (gain) on sale of securities	—	28,393	—	—	20,218
Branch right sizing (net)	1,581	410	519	236	3,846
Tax effect of certain items (2)	(466)	(7,524)	(401)	(524)	(9,309)

Adjusted earnings (non-GAAP)	$49,634	$46,005	$41,897	$40,351	$50,215

Average total assets	$27,078,943	$27,216,440	$27,305,277	$27,259,399	$27,370,811

Return on average assets	0.71%	0.36%	0.60%	0.57%	0.35%

Adjusted return on average assets (non-GAAP)	0.73%	0.67%	0.62%	0.60%	0.73%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$48,319	$24,740	$40,763	$38,871	$23,907
Amortization of intangibles, net of taxes	2,843	2,845	2,845	2,844	2,965

Total income available to common stockholders	$51,162	$27,585	$43,608	$41,715	$26,872

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$—	$—	$283	$1,549	$10,521
Early retirement program	200	(1)	118	219	1,032
Termination of vendor and software services	—	(13)	615	—	—
Loss (gain) on sale of securities	—	28,393	—	—	20,218
Branch right sizing (net)	1,581	410	519	236	3,846
Tax effect of certain items (2)	(466)	(7,524)	(401)	(524)	(9,309)

Adjusted earnings (non-GAAP)	49,634	46,005	41,897	40,351	50,215
Amortization of intangibles, net of taxes	2,843	2,845	2,845	2,844	2,965

Total adjusted earnings available to common stockholders (non-GAAP)	$52,477	$48,850	$44,742	$43,195	$53,180

Average common stockholders’ equity	$3,543,146	$3,505,141	$3,451,155	$3,447,021	$3,336,247
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(99,405)	(103,438)	(107,173)	(111,023)	(114,861)

Total average intangibles	(1,420,204)	(1,424,237)	(1,427,972)	(1,431,822)	(1,435,660)

Average tangible common stockholders’ equity (non-GAAP)	$2,122,942	$2,080,904	$2,023,183	$2,015,199	$1,900,587

Return on average common equity	5.43%	2.81%	4.75%	4.54%	2.84%

Return on tangible common equity	9.59%	5.27%	8.67%	8.33%	5.61%

Adjusted return on average common equity (non-GAAP)	5.57%	5.22%	4.88%	4.71%	5.97%

Adjusted return on tangible common equity (non-GAAP)	9.83%	9.34%	8.89%	8.62%	11.10%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$141,117	$137,193	$139,354	$139,879	$148,139
Certain noninterest expense items (non-GAAP)
Early retirement program	(200)	1	(118)	(219)	(1,032)
FDIC Deposit Insurance special assessment	—	—	(283)	(1,549)	(10,521)
Termination of vendor and software services	—	13	(615)	—	—
Branch right sizing expense	(1,581)	(410)	(519)	(236)	(3,846)
Other real estate and foreclosure expense adjustment	(317)	(87)	(117)	(179)	(189)
Amortization of intangibles adjustment	(3,850)	(3,851)	(3,852)	(3,850)	(4,015)

Adjusted efficiency ratio numerator	$135,169	$132,859	$133,850	$133,846	$128,536

Net interest income	$164,942	$157,712	$153,905	$151,906	$155,628
Noninterest income	43,558	17,130	43,299	43,184	21,974
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,424	6,398	6,576	6,422	6,511

Efficiency ratio denominator	214,924	181,240	203,780	201,512	184,113
Certain noninterest income items (non-GAAP)
(Gain) loss on sale of securities	—	28,393	—	—	20,218

Adjusted efficiency ratio denominator	$214,924	$209,633	$203,780	$201,512	$204,331

Efficiency ratio (1)	65.66%	75.70%	68.38%	69.41%	80.46%

Adjusted efficiency ratio (non-GAAP) (1)	62.89%	63.38%	65.68%	66.42%	62.91%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.

Simmons First National Corporation Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued) For the Quarters Ended (Unaudited)	SFNC

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2024	2024	2024	2024	2023
($ in thousands)
Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$164,942	$157,712	$153,905	$151,906	$155,628
Noninterest income	43,558	17,130	43,299	43,184	21,974

Total revenue	208,500	174,842	197,204	195,090	177,602
Certain items, pre-tax (non-GAAP)
Less: Gain (loss) on sale of securities	—	(28,393)	—	—	(20,218)

Adjusted total revenue	$208,500	$203,235	$197,204	$195,090	$197,820

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$164,942	$157,712	$153,905	$151,906	$155,628
Noninterest income	43,558	17,130	43,299	43,184	21,974

Total revenue	208,500	174,842	197,204	195,090	177,602
Less: Noninterest expense	141,117	137,193	139,354	139,879	148,139

Pre-Provision Net Revenue (PPNR)	$67,383	$37,649	$57,850	$55,211	$29,463

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$67,383	$37,649	$57,850	$55,211	$29,463
Certain items, pre-tax (non-GAAP)
Plus: Loss (gain) on sale of securities	—	28,393	—	—	20,218
Plus: FDIC Deposit Insurance special assessment	—	—	283	1,549	10,521
Plus: Early retirement program costs	200	(1)	118	219	1,032
Plus: Termination of vendor and software services	—	(13)	615	—	—
Plus: Branch right sizing costs (net)	1,581	410	519	236	3,846

Adjusted Pre-Provision Net Revenue	$69,164	$66,438	$59,385	$57,215	$65,080

Simmons First National Corporation Reconciliation Of Non-GAAP Financial Measures - Year-to-Date For the Quarters Ended (Unaudited)	SFNC

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2024	2024	2024	2024	2023
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$152,693	$104,374	$79,634	$38,871	$175,057
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,832	1,832	1,832	1,549	10,521
Merger related costs	—	—	—	—	1,420
Early retirement program	536	336	337	219	6,198
Termination of vendor and software services	602	602	615	—	—
Loss (gain) on sale of securities	28,393	28,393	—	—	20,609
Branch right sizing (net)	2,746	1,165	755	236	5,467
Tax effect of certain items (2)	(8,915)	(8,449)	(925)	(524)	(11,556)

Adjusted earnings (non-GAAP)	$177,887	$128,253	$82,248	$40,351	$207,716

Average total assets	$27,214,647	$27,260,212	$27,282,338	$27,259,399	$27,554,859

Return on average assets	0.56%	0.51%	0.59%	0.57%	0.64%

Adjusted return on average assets (non-GAAP)	0.65%	0.63%	0.61%	0.60%	0.75%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$152,693	$104,374	$79,634	$38,871	$175,057
Amortization of intangibles, net of taxes	11,377	8,534	5,689	2,844	12,044

Total income available to common stockholders	$164,070	$112,908	$85,323	$41,715	$187,101

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$1,832	$1,832	$1,832	$1,549	$10,521
Merger related costs	—	—	—	—	1,420
Early retirement program	536	336	337	219	6,198
Termination of vendor and software services	602	602	615	—	—
Loss (gain) on sale of securities	28,393	28,393	—	—	20,609
Branch right sizing (net)	2,746	1,165	755	236	5,467
Tax effect of certain items (2)	(8,915)	(8,449)	(925)	(524)	(11,556)

Adjusted earnings (non-GAAP)	177,887	128,253	82,248	40,351	207,716
Amortization of intangibles, net of taxes	11,377	8,534	5,689	2,844	12,044

Total adjusted earnings available to common stockholders (non-GAAP)	$189,264	$136,787	$87,937	$43,195	$219,760

Average common stockholders’ equity	$3,486,822	$3,467,908	$3,449,089	$3,447,021	$3,359,312
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,510)
Other intangibles	(105,239)	(107,197)	(109,098)	(111,023)	(121,098)

Total average intangibles	(1,426,038)	(1,427,996)	(1,429,897)	(1,431,822)	(1,441,608)

Average tangible common stockholders’ equity (non-GAAP)	$2,060,784	$2,039,912	$2,019,192	$2,015,199	$1,917,704

Return on average common equity	4.38%	4.02%	4.64%	4.54%	5.21%

Return on tangible common equity	7.96%	7.39%	8.50%	8.33%	9.76%

Adjusted return on average common equity (non-GAAP)	5.10%	4.94%	4.80%	4.71%	6.18%

Adjusted return on tangible common equity (non-GAAP)	9.18%	8.96%	8.76%	8.62%	11.46%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$557,543	$416,426	$279,233	$139,879	$563,061
Certain noninterest expense items (non-GAAP)
Merger related costs	—	—	—	—	(1,420)
Early retirement program	(536)	(336)	(337)	(219)	(6,198)
FDIC Deposit Insurance special assessment	(1,832)	(1,832)	(1,832)	(1,549)	(10,521)
Termination of vendor and software services	(602)	(602)	(615)	—	—
Branch right sizing expense	(2,746)	(1,165)	(755)	(236)	(5,467)
Other real estate and foreclosure expense adjustment	(700)	(383)	(296)	(179)	(892)
Amortization of intangibles adjustment	(15,403)	(11,553)	(7,702)	(3,850)	(16,306)

Adjusted efficiency ratio numerator	$535,724	$400,555	$267,696	$133,846	$522,257

Net interest income	$628,465	$463,523	$305,811	$151,906	$650,126
Noninterest income	147,171	103,613	86,483	43,184	155,566
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	25,820	19,396	12,998	6,422	25,443

Efficiency ratio denominator	801,456	586,532	405,292	201,512	831,135
Certain noninterest income items (non-GAAP)
(Gain) loss on sale of securities	28,393	28,393	—	—	20,609

Adjusted efficiency ratio denominator	$829,849	$614,925	$405,292	$201,512	$851,744

Efficiency ratio (1)	69.57%	71.00%	68.90%	69.41%	67.75%

Adjusted efficiency ratio (non-GAAP) (1)	64.56%	65.14%	66.05%	66.42%	61.32%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.